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                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1414660


                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We, David F. D'Alessandro                                      , President and
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Barry J. Rubenstein                                            , Secretary
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of John Hancock Life Insurance Company
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                           (Exact name of corporation)

located at 200 Clarendon Street, Boston, Massachusetts 02117,
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Articles 3 and 6
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          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted (***) by vote of:

1,000 shares of common                   of 1,000       shares outstanding,
-----           -------------------------   -----------
_____ shares of ________________________ of ___________ shares outstanding, and

_____ shares of ________________________ of ___________ shares outstanding.

/1/ being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or /2**/ being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

     (***) - by unanimous written consent of sole shareholder on March 13, 2000.

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*Delete the inapplicable words              **Delete the inapplicable clause.
/1/  For amendments adopted pursuant to Chapter 156B, Section 70.

/2/  For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

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     WITHOUT PAR VALUE STOCKS                               WITH PAR VALUE STOCKS
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TYPE            NUMBER OF SHARES     TYPE         NUMBER OF SHARES                PAR VALUE
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
Common:                XXX           Common:           1,000                     $  0.01
---------------------------------------------------------------------------------------------

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Preferred:             XXX           Preferred:          XXX                         XXX
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Change the total authorized to:

---------------------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS                               WITH PAR VALUE STOCKS
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TYPE            NUMBER OF SHARES     TYPE         NUMBER OF SHARES                PAR VALUE
---------------------------------------------------------------------------------------------
Common:                XXX           Common:           1,000                      $10,000
---------------------------------------------------------------------------------------------

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Preferred:             XXX           Preferred:          XXX                          XXX
---------------------------------------------------------------------------------------------

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

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                                  SEE ATTACHED


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Law, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 13th day of March, 2000.

__________________________________________, President/*Vice President,

__________________________________________, *Clerk/*Assistant Clerk.

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                                   Article VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

(a) No contract or other transaction or this corporation with any other person, corporation, association, or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder or partner in, or affiliated of, such other corporation, association, or partnership, or (ii) any one or more of the officers or directors of this corporation is an officer, director or partner of such other corporation, association or partnership, or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he or she where not so interested or were not an officer, director, or partner of such other corporation, association, or partnership.

(b) The corporation may be a partner in any business enterprise which it would have power to conduct itself.

(c) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary

(d) The by-laws may provide that the directors may make, amend, or repeal the by-laws in whole or in part, except with respect to any provision thereof which by-law, these articles of organization, or the by-laws requires action by the stockholders.

(e)  Meetings of the stockholders may be held anywhere in the United States.

(f) Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will, for any reason, be adverse to the interests of the corporation, and a vote of the board of directors refusing permission to make such examination and setting forth that in the opinion of the board of directors such examination would be adverse to the interests of the corporation shall be prima-facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the board of directors may establish in regard thereto.

(g) The board of directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

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(h)  The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

(i) The corporation shall have all powers granted to corporations by the law of the Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

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                       THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,099 having been paid, said articles are deemed to have been filed with me this 13th day of April, 2000.

Effective date: __________________________________________



                           /s/ WILLIAM FRANCIS GALVIN

                             WILLIAM FRANCIS GALVIN
                             Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                      Emanuel Alves, Esq.
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                      John Hancock Life Insurance Company
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                      200 Clarendon Street, Boston, Massachusetts 02117
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     Telephone: (617)
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